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                                                                    EXHIBIT 4(y)


                              CERTIFICATE OF TRUST

                                       OF

                             WELLS FARGO CAPITAL II

          THIS Certificate of Trust of Wells Fargo Capital II (the "Trust"), dated as of October 30, 1996, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.).
              -------          -- ---

          1.   Name.  The name of the business trust formed hereby is Wells
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Fargo Capital II.

          2.   Delaware Trustee.  The name and business address of the trustee
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of the Trust in the State of Delaware are Mark A. Ferrucci, c/o The Corporation
Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

          3.   Effective Date.  This Certificate of Trust shall be effective
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upon filing.

          IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                                       MARK A. FERRUCCI



                                       /s/ Mark A. Ferrucci
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